SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Central Valley Community Bancorp’s Board of Directors (NASDAQ: CVCY) announced David A. Kinross, 41, joined the Company as Senior Vice President on May 1, 2006.

Mr. Kinross will receive an annual base salary of $150,000; receive benefits and participate in deferred compensation plans available to all employees; participate in CVCY’s Senior Management Incentive Plan; receive options to purchase 15,000 shares of CVCY stock, vesting over 5 years; and participate in a salary continuation and split dollar arrangement similar to that provided to other CVCY managers, with potential benefits of $50,000 per year for 15 years, plus 3% increase per year upon normal retirement age.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Central Valley Community Bancorp’s Board of Directors (NASDAQ: CVCY) announced David A. Kinross, 41, joined the Company as Senior Vice President on May 1, 2006, and will replace Gayle Graham as Chief Financial Officer on or before her retirement. Ms. Graham is scheduled to retire effective January 5, 2007. Mr. Kinross most recently served as Vice President Finance and Chief Financial Officer for PELCO, a security device company located in Clovis, California and New York. Prior to his position with PELCO, Mr. Kinross, who is a CPA, served as a partner with Deloitte & Touche, LLP in San Jose, California, where he served from 1990 to 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 1, 2006	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)